Exhibit 8

                                                    Jurisdiction of                  Percentage
Name                                                Incorporation                    Ownership
China International Enterprises
Corp. ("CIEC")                                      U.S.A.                           100%

Heng Xing Technology Group Development
Limited ("XHT")                                     British Virgin Islands           100%

Shenzhen Hengtaifeng Technology Co., Ltd.
("HTF" or the "Operating Company")                  China                            100%